REVOCABLE PROXY


                              COHOES BANCORP, INC.
                         SPECIAL MEETING OF SHAREHOLDERS

                                August ___, 2000


         The undersigned hereby appoints the Board of Directors of Cohoes Bancorp, Inc. ("Cohoes"), and its successors, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Cohoes which the undersigned is entitled to vote at Cohoes' Special Meeting of Shareholders (the "Meeting"), to be held on ________day, August ___, 2000, at the Century House, located at 997 New Loudon Road, Latham, New York at ___:____ __.m., local time, and at any and all adjournments and postponements thereof, as follows:

         The adoption of an Agreement and Plan of Merger between Cohoes and Hudson River Bancorp, Inc., dated April 25, 2000.


                       FOR  ______  AGAINST  ______  ABSTAIN  ______

         In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

                    The Board of Directors recommends a vote
                     "FOR" adoption of the Merger Agreement.



THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ADOPTION OF THE MERGER AGREEMENT. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The shareholder may revoke this proxy may be revoked at any time before it is voted by: (1) filing with the Secretary of Cohoes at or before the Meeting a written notice of revocation bearing a later date than this proxy; (2) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of Cohoes at or before the Meeting; or (3) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this proxy). If this proxy is properly revoked as described above, then the power of the attorneys and proxies shall be deemed terminated and of no further force and effect.

         The  undersigned   acknowledges  receipt  from  Cohoes,  prior  to  the
execution  of  this  proxy,   of  Notice  of  the  Meeting  and  a  Joint  Proxy
Statement/Prospectus.



               Dated:  ________________________




               -----------------------------    --------------------------------
               PRINT NAME OF SHAREHOLDER        PRINT NAME OF SHAREHOLDER



               -----------------------------    --------------------------------
               SIGNATURE OF SHAREHOLDER         SIGNATURE OF SHAREHOLDER


               Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee, guardian or corporate officer please give your full title. If shares are held jointly, each holder should sign.


   ---------------------------------------------------------------------------

           PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN
                       THE ENCLOSED POSTAGE-PAID ENVELOPE
   ---------------------------------------------------------------------------